Exhibit 99.5
Joint Filing Agreement
          In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned does hereby consent and agree to the joint filing on behalf of each of them of a Statement on Schedule 13D/A and all amendments thereto with respect to the units representing limited partner interests in Enterprise Products Partners L.P. beneficially owned by each of them, and to the inclusion of this Joint Filing Agreement as an exhibit thereto.

Dated: February 29, 2008	/s/ Dan L. Duncan

Dan L. Duncan

Dated: February 29, 2008	DFI DELAWARE HOLDINGS L.P.

	By:	DFI Delaware General, LLC,
Its general partner

	By:	/s/ Brian Harrison

Brian Harrison Manager

Dated: February 29, 2008	EPCO, Inc.

	By:	/s/ W. Randall Fowler

W. Randall Fowler President and Chief Executive Officer

Dated: February 29, 2008	DUNCAN FAMILY INTERESTS, INC.

	By:	/s/ Michael G. Morgan

Michael G. Morgan President

Dated: February 29, 2008	DAN DUNCAN LLC

	By:	/s/ W. Randall Fowler

W. Randall Fowler Executive Vice President

Dated: February 29, 2008	DD SECURITIES LLC

	By:	/s/ W. Randall Fowler

W. Randall Fowler Executive Vice President

Dated: February 29, 2008	EPCO HOLDINGS, INC.

	By:	/s/ W. Randall Fowler

W. Randall Fowler Executive Vice President

Dated: February 29, 2008	ENTERPRISE GP HOLDINGS L.P.

By: EPE HOLDINGS, LLC, its General Partner

	By:	/s/ W. Randall Fowler

W. Randall Fowler Executive Vice President